FOR IMMEDIATE RELEASEEXHIBIT 99.1

SLEEP NUMBER corporation to ANNOUNCE

SECOND QUARTER 2019 REsultS ON
JULY 25th

Minneapolis – (July 10, 2019) – Sleep Number Corporation (NASDAQ: SNBR) will release its second quarter results, through June 29, 2019, after market close on Thursday, July 25, 2019. Management will host its regularly scheduled conference call to discuss the company’s results beginning at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT).

To listen to the call, please dial 800-593-9959 and reference the passcode “Sleep.” International participants can dial 517-308-9340. The webcast can be accessed live at www.ir.sleepnumber.com and will be available for replay for approximately 60 days.

About Sleep Number Corporation

The leader in sleep innovation, Sleep Number delivers proven, quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s revolutionary 360® smart bed and proprietary SleepIQ® technology platform are proving the connection between sleep and well-being. With one of the most comprehensive databases of biometric consumer sleep data and ranked #1 in J.D. Power’s 2018 Mattress Satisfaction Report*, Sleep Number is improving lives by individualizing sleep experiences. And with a commitment to improving the well-being of over 1 million youth by 2025, Sleep Number is redefining the future of health and wellness – for everyone. To experience better quality sleep, visit SleepNumber.com or one of our over 585 Sleep Number® stores located in all 50 states. For additional information, visit our newsroom and investor relations site.

*Sleep Number received the highest score in the J.D. Power 2015, 2016 and 2018 Mattress Satisfaction Reports of customers’ satisfaction with their mattress. Visit jdpower.com/awards.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Susan Oguche; (763) 551-7059; susan.oguche@sleepnumber.com